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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

                                                October 17, 2003


Bowne & Co., Inc.
345 Hudson Street
New York, New York, 10014

Ladies and Gentlemen:

         We have acted as counsel to Bowne & Co., Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale by certain selling security holders of up to $75,000,000 aggregate principal amount of the Company's 5.00% Convertible Subordinated Debentures due October 1, 2033 (the "Debentures") and 4,058,445 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), initially issuable upon conversion thereof. The Debentures were issued under an indenture, dated September 24, 2003 (the "Indenture"), among the Company and The Bank of New York, as trustee (the "Trustee").

         The Debentures were initially sold by the Company in reliance on
Section 4(2) of the Act and may be resold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein pursuant to Rule 415 under the Act.

         We have examined the Registration Statement, the Indenture, the Debentures and a form of the share certificate of the Shares, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or
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Bowne & Co., Inc.

conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is a valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

                  1. The Debentures have been duly authorized, executed and issued by the Company and, assuming that they have been duly authenticated by the Trustee, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  2. The Shares initially issuable upon conversion of the Debentures have been duly authorized and, when issued and delivered in accordance with the provisions of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

         Our opinion set forth in paragraph 1 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all
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Bowne & Co., Inc.

applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                              Very truly yours,

                                              /s/ SIMPSON THACHER & BARTLETT LLP

                                              SIMPSON THACHER & BARTLETT LLP